Exhibit 10.4

[handwritten text is indicated in italics]

0000013

Contract No. 1862013DY08001520

Mortgage Contract

Mortgagor (Party A): Altairnano Inc.

Location (Address): Altair New Energy Industrial Park, North Side of Handan-Wu’an Expressway

Legal representative: Zou Liming

Mortgagee (Party B): Bank of Handan Co., Ltd. Wu’an Sub-branch

Location (Address): No. 3, Fuben Garden, Fuqiang Street, Wu’an City

Legal representative: Guo Jianxin

[handwritten text is indicated in italics]

0000014

In order to ensure effective performance of the obligations of the borrower under No. xd201308213452 Loan Contract (hereinafter referred to as “the Principal Contract”) made between Altairnano Inc. (the Borrower) and Party B to this Contract on August 27, 2013, Party A is willing to provide mortgage guaranty. In order to define the rights and obligations of both parties, Party A and Party B have entered into this Contract in accordance with the “Contract Law,” “Guaranty Law” and other relevant laws and regulations of China through equal consultation and consensus.

Article 1    Warranties and Statements of Party A

1.1 Party A is the complete, valid and legal owner or the State-authorized manager of the mortgaged properties under this Contract; there is no dispute regarding the ownership or management right of such mortgaged properties.

1.2 Party A has completely understood the purpose of the loan for the Borrower under the Principal Contract; the mortgage guaranty provided by the Borrower under the Principal Contract is made completely under its free will, and the full intent expressed under this Contract is authentic.

1.3 Party A has given sufficient and reasonable explanation about any defect of the mortgaged properties under this Contract.

1.4 The mortgaged properties under this Contract may be mortgaged pursuant to the law.

1.5 The mortgage for which this Contract is made will not be subject to any restriction.

1.6 The mortgaged properties under this Contract are not sealed, seized or controlled pursuant to the law.

1.7 If the mortgaged properties under this Contract have been leased in part or in whole, Party A warrants to inform the lessee(s) of the mortgage as well as issue a written notice of the lease information to Party B.

Article 2    Type and Amount of the Principal Claim Guaranteed

2.1 The principal claim guaranteed under this Contract is the loan provided by Party B according to the Principal Contract, in the amount of RMB fifty million Yuan.

Article 3   Time Limit for the Borrower under the Principal Contract to Perform Obligation

3.1 The time limit for performance of the Principal Contract is 12 months, from August 27, 2013 to August 27, 2014. In case of any change, the Principal Contract shall prevail.

Article 4    Scope of Mortgage Guaranty

4.1 The scope of mortgage guaranty provided by Party A includes: all the loan principal, interest, compound interest, punitive interest, breach penalties, compensation, expenses for realization of mortgage rights (including but not limited to the court acceptance fee, lawyer’s fee, property custody fee, assessment fee, etc.) and any other expenses payable under the Principal Contract.

Article 5    Mortgaged Properties

5.1 See the “List of Mortgaged Properties” for details of the mortgaged properties.

5.2 The value of the mortgaged properties specified in the “List of Mortgaged Properties” shall neither be deemed as the basis for the valuation of such mortgaged properties for disposal by Party B according to Article 9 of this Contract, nor as any restriction on Party B’s execution of mortgage rights.

5.3 The effective certifications and documents relating to the mortgaged properties shall be delivered by Party A to Party B for custody upon confirmation and archiving by both parties, unless otherwise specified by laws and regulations.

Article 6    Mortgage Registration

6.1 If mortgage registration shall be handled as stipulated by laws and regulations or as agreed by both parties, both Party A and Party B shall go through the formalities for the mortgage registration with the local relevant mortgage registration authority within 15 days upon signing this Contract.

6.2 In case of any change in the mortgage registration item(s), and change of registration needs to be handled pursuant to the law, both Party A and Party B shall go through the formalities for the change of registration with the relevant mortgage registration authority within 15 days upon change of the registration item(s).

Article 7    Occupation and Management of Mortgaged Properties

7.1 The mortgaged properties under this Contract will be occupied and managed by Party A. Party A shall keep the mortgaged properties intact during the period of occupation and management without using the mortgaged properties in any inappropriate manner, which may result in impaired value of the mortgaged properties. Party B has the right to inspect the use and management of the mortgaged properties.

7.2 In case of any damage and loss of the mortgaged properties, Party A shall notify Party B promptly, immediately take measures to prevent further expansion of the loss, and provide the certification regarding the facts and reasons of such damage or loss issued by the competent authority to Party B.

Article 8    Insurance

8.1 Within 15 days upon signing this Contract, Party A shall go through the formalities for basic insurance and additional risks [handwritten:] / of property insurance for the mortgaged properties with the relevant insurance agency. The insurance period shall be no shorter than the performance term of the Principal Contract, and the insured amount shall be no less than the principal and interest of the loan under the Principal Contract.

8.2 Party A shall indicate in the insurance policy that Party B is the first beneficiary in case of accident. The insurance policy shall not have any clause with limitations on Party B’s rights and interests.

8.3 Within the valid term of this Contract, Party A shall not discontinue or cancel the insurance for any reason. If the insurance is discontinued, Party B has the right to handle the insurance formalities on behalf of and at the expense of Party A.

8.4 Within the valid term of this Contract, if any insurance accident happens to the mortgaged properties, the full insurance compensation shall be paid to Party B in advance as [the equivalent of] the mortgaged properties, or shall be used to recover the value of the mortgaged properties with the permission of Party B.

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Article 9    Realization of Mortgage Rights

9.1 During execution of mortgage rights, pursuant to provisions of the law and through consultation with Party A, Party B has the right to offset the debts owed by the Borrower under the Principal Contract through conversion of the mortgaged properties or to be paid out of the proceeds from auction or sale of the mortgaged properties with priority.

9.2 During disposal of the mortgaged properties by Party B according to Article 9.1 of this Contract, Party A shall provide cooperation without setting any obstacle.

Article 10    Rights and Obligations of Party A

10.1 After this Contract comes into effect, Party A guarantees that the mortgaged properties under this Contract will not be set up for any other mortgage or pledge in any form or be leased, transferred or presented to any third party as a gift without the written permission of Party B.

10.2 After this Contract comes into effect, if Party B assigns the principal claim to a third party pursuant to the law, Party A shall continue to undertake the guaranty liability within the original scope of mortgage guaranty.

10.3 Party B and the Borrower under the Principal Contract may amend the Principal Contract by agreement without requiring the permission of Party A, except for extension of term or increase of the loan amount; Party A shall still undertake the guaranty liability within the scope of mortgage guaranty as specified in this Contract.

10.4 If any behavior of Party A has resulted in reduction of the value of the mortgaged properties, such behavior shall be stopped; if the value of the mortgaged properties is reduced, Party A has the obligation to recover the value of the mortgaged properties, or provide the guaranty that is equivalent to the reduced value, otherwise the liquidation of debts shall be conducted in advance.

10.5 If the reduction of the value of the mortgaged properties is not due to fault of Party A, the received compensation for the damage shall be used to liquidate, in advance, the guaranteed principal claim or be deposited with a third party as agreed by both parties. The part with unreduced value of the mortgaged properties shall still be deemed as the guaranty for the claim.

10.6 If the mortgaged properties under this Contract will be expropriated by the State due to needs of construction, the compensation obtained for such expropriation shall be used to liquidate, in advance, the guaranteed principal claim or be deposited with a third party as agreed by both parties.

10.7 Party A shall bear relevant expenses under this Contract, including but not limited to the expenses of attorney services, property insurance, appraisal, valuation, registration, transfer of ownership, custody and litigation.

10.8 In case of spin-off, merger, or reformation of shareholding system after this Contract comes into effect, the guaranty obligations under this Contract shall be properly implemented.

10.9 If the mortgage is infringed or possibly infringed by any third party, Party A has the obligation to notify Party B and protect Party B from any infringement.

10.10 Under any of the following circumstances, Party A shall give written notice to Party B promptly:

10.10.1 Change of the business operation mechanism, such as implementation of contracting, lease, joint operation, merger, spin-off, reformation of shareholding system, and cooperation with foreign party or joint venture, etc.;

10.10.2 Alteration of business scope and registered capital, change of shareholding;

10.10.3 Existence of affiliation, conduct of related-party transactions;

10.10.4 Deterioration of financial condition or involvement in major financial dispute litigation;

10.10.5 Disputes arise with regard to the ownership of the mortgaged properties;

10.10.6 Bankruptcy, shutdown, dissolution, suspension of business for rectification, revocation of the business license, or cancellation;

10.10.7 Change of address, telephone, or legal representative.

10.11 Under the circumstances of 10.10.1 and 10.10.2, Party A shall give written notice to Party B 30 days in advance; under any other circumstances specified in Article 10.10, Party A shall give written notice to Party B within 5 days upon occurrence of the event.

10.12 If a project under construction is pledged as the mortgaged properties, Party A shall report any default of project payment to Party B at any time. After obtaining the certificate of property ownership upon completion and acceptance of the project, Party A shall actively cooperate with Party B to again go through the formalities for real estate mortgage registration with the relevant mortgage registration authority.

10.13 After the Borrower under the Principal Contract liquidates all debts under the Principal Contract, Party A has the right to request removal of the mortgage under this Contract.

Article 11    Rights and Obligations of Party B

11.1 Upon expiration of the performance term of the Principal Contract, if the Borrower fails to return the principal, pay the interest and other expenses according to the Contract, Party B has the right to dispose of the mortgaged properties under this Contract.

11.2 Under any of the following circumstances, Party B has the right to dispose of the mortgaged properties in advance and be compensated with the proceeds from the disposal with priority:

11.2.1 The Principal Contract is cancelled according to the provisions of the Principal Contract or laws and regulations;

11.2.2 The loan is called in ahead of schedule according to other circumstances specified in the Principal Contract, and the creditor’s rights under the Principal Contract are not realized or cannot be realized in whole.

11.3 Party B has the right to request Party A to provide assistance for purposes of protecting the mortgage rights from infringement by any third party.

11.4 During the valid term of this Contract, if Party B transfers the principal claim pursuant to the law, Party B shall notify Party A promptly.

11.5 After realization of the mortgage rights, Party B shall cooperate with Party A in executing its recourse against the Borrower to the extent possible.

11.6 Regarding the income from disposal of the mortgaged properties under this Contract, after payment for all debts within the scope of the mortgage guaranty under this Contract, the remainder, if any, shall be returned to Party A.

Article 12    Responsibilities for Breach of Contract

12.1 If Party A makes false representations and statements in Article 1 of this Contract, which has caused loss to Party B, Party A shall be responsible for compensation.

12.2 After this Contract comes into effect, both Party A and Party B shall perform the obligations stipulated in this Contract. Either party who fails to perform or fully perform the obligations stipulated in this Contract shall bear corresponding liabilities for breach of contract as well as make compensation for any loss thus caused to the other party.

12.3 In the event that this Contract becomes invalid due to fault of Party A, Party A shall make compensation for any loss to Party B within its original scope of mortgage guaranty.

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Article 13    Validity, Alteration, Cancellation and Termination of the Contract

13.1 This Contract shall come into effect as of the date of signature and seal by both Party A and Party B. If it is necessary to handle mortgage registration, the Contract shall come into effect as of the date of completing the formalities for mortgage registration with the relevant mortgage registration authority, and it will expire on the date when the loan principal, interest, compound interest, punitive interest, breach penalties, compensation, expenses for realization of creditor’s rights and any other expenses payable under the Principal Contract are paid off.

13.2 If the Principal Contract becomes invalid, besides the civil liability that Party A needs to undertake corresponding to its fault, Party A shall also bear the liabilities for mortgage guaranty regarding the civil liability to be undertaken by the principal debtor.

13.3 After this Contract comes into effect, neither Party A or Party B may alter this Contract or cancel this Contract ahead of schedule without permission. If this Contract needs to be altered or cancelled, Party A and Party B shall reach a written agreement through consultation and consensus. Before conclusion of the written agreement, all provisions of this Contract shall remain in force.

Article 14    Settlement of Dispute

14.1 Any dispute arising from execution of this Contract between Party A and Party B shall be settled first by both parties through consultation; if settlement cannot be reached through consultation, the method as provided in [handwritten:] 14.1.2 below shall be adopted for settlement:

14.1.1 Accept arbitration by [handwritten:]                  /                   ;

14.1.2 File a lawsuit to the court in the place where Party B is located.

Article 15     Other Issues Agreed by Both Parties

15.1

15.2

15.3

Article 16    Attachments

16.1 The attachments of this Contract constitute an integral part of this Contract and have the same legal force as this Contract.

16.2 The attachments of this Contract include:

Attachment 1: “List of Mortgaged Properties”

Attachment 2:

Article 17    Supplementary Provisions

17.1 This Contract has three originals; Party A, Party B and the relevant mortgage registration authority shall retain one copy respectively, and all of them have the same legal force.

Party A (official seal):	Party B (official seal):
[seal:] Altairnano Inc.;	[seal:] Bank of Handan Co., Ltd. Wu’an Sub-branch;
1304310017657	1304810013252

Legal representative:	Legal representative (or person in charge)
(Or authorized agent) [signature]	(Or authorized agent) [signature]

[handwritten:] August 27, 2013	[handwritten:] August 27, 2013

[handwritten text is indicated in italics]

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Attachment 1:

List of Mortgaged Properties (Real Estate)

Name of mortgaged properties	Land use right
Owner	Altairnano Inc.
User	Altairnano Inc.
Type	Assignment		Term of use	50 years
Location	East Zhuchang Village, East Changyuan Village, Wu’an City
Four boundaries	East	-	West	-
	South	-	North	-
Floor area (square meters)	163,630.3		Building area (square meters)		-
Structure	-		Number of floors	Floor	-
Construction cost (Yuan)	-		Current value (Yuan)	-
Property ownership certificate number	Wu Guo Yong (2013) No. 032
Certificate issuing authority	Wu’an People’s Government
Issuing date	May 27, 2013
Insurance type	-

Mortgagor (signature and seal)	Mortgagee (official seal)
[seal:] [Altairnano Inc.];	[seal:] Bank of Handan Co., Ltd. Wu’an Sub-branch;
[illegible]	1304810013252

Bank handler (signature): [signature]

Date: August 27, 2013